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                                                                    EXHIBIT 23.3
                                                                    ------------


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Pierce Leahy Corp. of our report dated November 22, 1996 (January 10, 1997 as to Note 11) on the financial statements of Records Management Services, Inc. appearing in the Registration Statement on Form S-1 (File No. 333-23121) of Pierce Leahy Corp. and to the reference to us under the heading "Experts" in the Prospectus which is a part of this Registration Statement.


DELOITTE & TOUCHE LLP


Chicago, Illinois
January 2, 1998